UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND IX, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-20017	59-3004138
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund IX, Ltd. (“the Partnership”) identified for sale and sold its property in Greenville, Tennessee. In addition, during the nine months ended September 30, 2004, the sales contract related to the property in San Antonio, Texas, owned by CNL Restaurant Investments II, in which the Partnership has a 45.2% interest and accounts for under the consolidation method, was terminated and the property is no longer identified for sale.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Katy Joint Venture and CNL Restaurant Investments II, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the property listed above as discontinued operations and the impact of the San Antonio, Texas property no longer being identified for sale during 2004 as continuing operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the gain from the sale of the property listed above as income from discontinued operations and revenues and expenses related to the San Antonio, Texas property as income from continuing operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in Katy Joint Venture and CNL Restaurant Investments II using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale of property and the reclassification to continuing operations as required by FAS 144 once a property is no longer identified for sale and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1), and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property that was identified for sale during 2004 as discontinued operations and to reflect the property no longer identified for sale during 2004 as continuing the operations and to account for the Partnership’s interests in Katy Joint Venture and CNL Restaurant Investments II using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	4-5

Management’s Discussion and Analysis of Financial Condition and Results of Operation	5-13

Financial Statements and Financial Statement Schedules	13-40

Signatures	41

Item 6.	Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and related notes in Item 8. hereof.

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (5):
Revenues	$2,499,489	$2,396,327	$2,412,630	$2,614,290	$2,575,576
Equity in earnings of unconsolidated joint ventures	461,241	863,566	540,859	457,020	382,538
Income from continuing operations (1) (2)	1,842,526	2,688,383	2,308,877	1,498,254	2,002,564
Discontinued Operations (5):
Revenues	52,065	269,797	375,187	524,115	553,474
Income (loss) from and gain on disposal of discontinued operations (3)(4)	19,969	40,582	(316,971)	352,526	382,503
Net income	1,862,495	2,728,965	1,991,906	1,850,780	2,385,067
Income (loss) per Unit:
Continuing operations	$0.53	$0.77	$0.66	$0.43	$0.57
Discontinued operations	—	0.01	(0.09)	0.10	0.11

	$0.53	$0.78	$0.57	$0.53	$0.68

Cash distribution declared	$3,150,004	$3,150,004	$3,150,004	$3,150,004	$3,150,004
Cash distributions declared per Unit	0.90	0.90	0.90	0.90	0.90
At December 31:
Total assets	$27,680,050	$29,012,706	$29,372,044	$30,782,827	$32,167,723
Total partners’ capital	24,283,111	25,570,620	25,991,659	27,149,757	28,448,981

(1)	Income from continuing operations includes $60,219 for the year ended December 31, 2002, from provisions for write-down of assets.

(2)	Income from continuing operations includes $456,143, $298,795, and $75,997 for the years ended December 31, 2002, 2001, and 1999, respectively, from gains on sale of assets and $730,668 for the year ended December 31, 2000 from loss on sale of assets.

(3)	Income (loss) from and gain on disposal of discontinued operations includes $380,068 and $462,925, for the years ended December 31, 2002 and 2001, respectively, from provisions for write-down of assets.

(4)	Income (loss) from and gain on disposal of discontinued operations includes $288 and $633,980 from gain on disposal of discontinued operations for the years ended December 31, 2003 and 2002, respectively, and $189,843 for the year ended December 31, 2002 from loss on disposal of discontinued operations.

(5)

Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on April 16, 1990, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), to be leased primarily to operators of national fast-food and family style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $57,600 to $246,400. Generally, the leases provide for percentage rent based on sales in excess of a specified amount. In addition, a majority of the leases provide that, commencing in specified lease years (ranging from the third to the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, the Partnership owned 21 Properties directly and 17 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 21 Properties directly and 16 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2003, the Partnership owned 20 Properties directly and 16 Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $ 2,752,484, $2,981,067, and $3,112,208, for the years ended December 31, 2003, 2002, and 2001, respectively. The decrease in cash from operating activities during 2003, as compared to the previous year, was a result of changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. The decrease in cash from operating activities during 2002, as compared to 2001, was a result of changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses, and changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

During 2000, the Partnership sold its Properties in Bluffton and Alliance, Ohio, for a total of $500,000, resulting in a loss of $703,277. The Partnership accepted two promissory notes in the aggregate amount of $500,000, collateralized by a mortgage on the respective Property. The promissory notes bear an interest rate of nine percent per annum and are being collected in 96 monthly installments of principal and interest, with balloon payments of $184,652 and $123,102, respectively, due in December 2008. The mortgage note receivable balance relating to these Properties at December 31, 2003 and 2002 was $442,550 and $464,352, respectively, including accrued interest of $2,051 and $3,572, respectively. In January 2004, the Partnership received a balloon payment of approximately $175,800 relating to the mortgage note receivable from the sale of the property in Alliance, Ohio. This amount represented, and was applied to the outstanding principal balance.

During 2001, the Partnership sold its Properties in Bedford, Indiana and Copley Township, Ohio, each to a third party and received total net sales proceeds of approximately $1,986,200 resulting in a net gain of approximately $298,800. During 2001, the Partnership reinvested these net sales proceeds in a Property in Blaine, Minnesota. The Property was acquired from an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the partnership represented the costs incurred by the affiliate to acquire and carry the Property.

In addition, during 2001, the Partnership and CNL Income Fund VI, Ltd., an affiliate of the General Partners and a Florida limited partnership, as tenants-in-common, sold the Property in Dublin, California, and received net sales proceeds of approximately $1,699,600, resulting in a gain, to the tenancy-in-common, of approximately $158,100. The Partnership owned a 25% interest in this Property. The Partnership received approximately $424,600 as a liquidating distribution for its pro-rata share of the net sales proceeds. During 2001, the Partnership reinvested these proceeds in a Property in Waldorf, Maryland, as tenants-in-common, with CNL Income Fund VI, Ltd., and CNL Income Fund XVII, Ltd., each of which is an affiliate of the General Partners and a Florida limited partnership. The Partnership contributed approximately $342,000 for a 15% interest in the profits and losses of the Property.

During 2002, the Partnership sold its Properties in Greenville, South Carolina and Huntsville, Alabama, each to a third party and received total net sales proceeds of approximately $1,928,300, resulting in a net gain of approximately $456,100. These Properties had been identified for sale as of December 31, 2001. The Partnership reinvested these sales proceeds in a Taco Cabana Property in Dallas, Texas and a Burger King Property in Jackson, Michigan. During 2002, the Partnership also sold its Property in Farragut, Tennessee to a third party and received net sales proceeds of approximately $886,300, resulting in a gain on disposal of discontinued operations of approximately $185,632. This Property was identified for sale during 2002. The Partnership intends to use these proceeds to either pay liabilities or to reinvest in an additional Property.

During 2002, CNL Restaurant Investments III, in which the Partnership owns a 50% interest, sold its Property in Greensboro, North Carolina, to the tenant and received net sales proceeds of approximately $1,143,500, resulting in a gain to the joint venture of approximately $371,500. The Partnership received approximately $571,700 as a return of capital from the joint venture. During 2002, the Partnership reinvested these net sales proceeds in a joint venture arrangement, Katy Joint Venture, with CNL Income Fund XVII, Ltd., a Florida limited partnership and an affiliate of the General Partners. Katy Joint Venture acquired a Taco Cabana Property in Katy, Texas. The Partnership contributed approximately $625,000 for a 60% interest in this joint venture.

During 2002, Ashland Joint Venture, in which the Partnership owns a 27.33% interest, sold its Property in Ashland, New Hampshire to the tenant and received net sales proceeds of approximately $1,472,900, resulting in a gain to the joint venture of approximately $500,900. During 2002, the joint venture reinvested the majority of the net sales proceeds from the sale of this Property in a Taco Cabana Property in San Antonio, Texas. The Partnership received approximately $6,000 as a return of capital from the remaining net sales proceeds. The Partnership intends to use this return of capital for working capital needs.

In June 2002, CNL Restaurant Investments II, in which the Partnership owns a 45.2% interest, and accounts for under the consolidation method, sold its Property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700 resulting in a gain to the joint venture of approximately $448,300. The joint venture used the majority of the net sales proceeds from this sale to acquire a Taco Cabana Property in Dallas, Texas. In addition, in June 2002, CNL Restaurant Investments II sold its Property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss to the joint venture of approximately $189,800.

Each of the Taco Cabana Properties was acquired from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and the joint ventures. The purchase prices paid by the Partnership and the joint ventures represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties.

The Burger King and IHOP Properties acquired during 2002 were acquired from CNL Net Lease Investors, L.P. (“NLI”), a California Limited Partnership. During 2002, and prior to the Partnership’s acquisition of these Properties, CNL Financial LP Holding, LP (“CFN”), a Delaware limited partnership, and CNL Net Lease Investors GP Corp. (“GP Corp”), a Delaware corporation, purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the Properties in Jackson, Michigan and Buffalo Grove, Illinois at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the Property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In September 2002, the Partnership and CNL Income Fund VIII, Ltd., as tenants-in-common, sold the Property in Libertyville, Illinois to a third party and received net sales proceeds of approximately $1,630,400, resulting in a gain of approximately $199,300 to the tenancy in common. In September 2002, the Partnership used the liquidating distribution from the sale of this Property to acquire an IHOP Property in Buffalo Grove, Illinois, as a new tenancy in common arrangement with the same affiliate. The Partnership contributed approximately $540,200 for a 34% interest in the profits and losses of this Property.

During 2003, the Partnership sold its Property in Grand Prairie, Texas, to a third party and received net sales proceeds of approximately $286,500, resulting in a gain on disposal of discontinued operations of approximately $300. The Partnership had recorded provisions for write-down of assets in previous years relating to this asset. The Partnership intends to use these proceeds to pay liabilities of the Partnership or to invest in an additional Property.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,509,370 invested in cash and cash equivalents, as compared to $1,917,240 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks and money market accounts. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities will be used to invest in an additional Property and to meet the Partnership’s working capital needs.

In December 2003, the Partnership entered into an agreement to sell the Property in Wildwood, Florida. In February 2004, the Partnership sold this Property to a third party and received approximately $526,400 in net sales proceeds, resulting in a gain on disposal of discontinued operations of approximately $12,100. The Partnership intends to either reinvest these proceeds in an additional Property or to pay liabilities of the Partnership.

Short-Term Liquidity

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purpose, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, and for the year ended December 31, 2003, a portion of the sales proceeds from the 2002 sale of the Property in Farragut, Tennessee, the Partnership declared distributions to the Limited Partners of $3,150,004, for each of the years ended December 31, 2003, 2002, and 2001, respectively.

This represents a distribution of $0.90 per Unit for each of the years ended December 31, 2003, 2002, and 2001, respectively. No distributions were made to the General Partners during the years ended December 31, 2003, 2002, and 2001. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002, or 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $12,465 and $16,546, respectively, to affiliates for operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates these amounts. Other liabilities, including distributions payable, were $886,313 at December 31, 2003, as compared to $863,114 at December 31, 2002. The General Partners believe the Partnership has sufficient cash on hand to meet current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

In December 2003, the Partnership entered into an agreement to sell the Property in Wildwood, Florida. The Partnership sold this Property in February 2004.

The Partnership has no contractual obligations or contingent liabilities as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $2,377,181 during the year ended December 31, 2003, as compared to $2,281,455 during the same period of 2002. The increase in rental revenues from continuing operations was caused by the 2002 investment in Katy Joint Venture, which the Partnership accounts for under the consolidation method. The increase in rental revenues from continuing operations was partially offset by the tenant of the Property in North Baltimore, Ohio terminating the lease, as permitted in the lease agreement, when a partial right of way taking reduced road access to the restaurant. The General Partners are currently seeking a replacement tenant for this Property. The lost revenues resulting from the vacant Property will continue to have an adverse effect on the results of operations of the Partnership, until the Partnership is able to re-lease it. The increase in revenues from continuing operations during the year ended December 31, 2003, was also partially offset by the Partnership’s sale of two Properties during 2002. The decrease resulting from the sale of Properties was offset by the reinvestment of the sales proceeds in two additional Properties in June and September 2002.

The Partnership also earned $75,149 in contingent rental income during the year ended December 31, 2003, as compared to $46,341 during the same period of 2002. The increase in contingent rental income during the year ended December 31, 2003, was primarily due to an increase in the reported gross sales of the restaurants with leases that require the payment of contingent rental income.

The Partnership also earned $461,241 in income attributable to net income earned by joint ventures in which the Partnership is a co-venturer during the year ended December 31, 2003, as compared to $863,566 during the same period of 2002. Net income earned by joint ventures was higher during 2002 partially because CNL Restaurant Investments III Joint Venture, in which the Partnership owns a 50% interest, Ashland Joint Venture, in which the Partnership owns a 27.33% interest, and the Partnership and CNL VIII, as tenants-in-common, in which the Partnership owns a 34% interest, each sold one Property. These sales resulted in a net gain of approximately $1,071,700 to the joint ventures. During 2002, the Partnership received a portion of these sales proceeds as a return of capital. The joint ventures of the Partnership reinvested the majority of these net sales proceeds in other Properties during 2002.

During 2003, three of the Partnership’s lessees Carrols Corp. and Texas Taco Cabana, LP (under common control of Carrols Corp.) (hereinafter referred to as “Carrols Corp.”), Burger King Corp., and Golden Corral Corporation, each contributed more than ten percent of total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from unconsolidated joint ventures and Properties owned as tenants-in-common). As of December 31, 2003, Carrols Corp. was the lessee under leases relating to nine restaurants, Burger King Corp. was the lessee under leases relating to the nine restaurants and Golden Corral Corporation was the lessee under leases relating to three restaurants. It is anticipated that, based on the minimum rental payments required by the leases, Carrols Corp. Burger King Corp. and Golden Corral Corporation will each continue to contribute more than ten percent of total rental revenues in 2004. In addition, three Restaurant Chains, Burger King, Golden Corral Buffet and Grill (“Golden Corral”), and Taco Cabana each accounted for more than ten percent of total rental revenues and mortgage interest during 2003 (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of the total rental revenues from unconsolidated joint ventures and Properties owned as tenants-in-common). In 2004, it is anticipated that these three Restaurant Chains each will continue to account for more than ten percent of the total rental revenues to which the Partnership is entitled under the terms of its leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

The Partnership earned $47,159 in interest and other income during the year ended December 31, 2003, as compared to $68,531 during the same period of 2002. Interest and other income was higher during 2002 because the Partnership collected and recognized as income approximately $16,800 relating to a right-of-way taking for a parcel of land on the Millbrook, Alabama Property.

Operating expenses including depreciation and amortization expense and provision for write-down of assets, were $865,297 during the year ended December 31, 2003, as compared to $823,687 during the same period of 2002. Operating expenses were higher during the year ended December 31, 2003, because the Partnership incurred Property expenses such as legal fees, real estate taxes, insurance and repairs and maintenance relating to the vacant Property in North Baltimore, Ohio. The Partnership will continue to incur these expenses until the Property is re-leased. In addition, the increase in operating expenses 2003 was partially due to an increase in state tax expense relating to several states in which the Partnership conducts business. The increase in operating expenses was partially offset by the fact that during 2002, the Partnership elected to reimburse the tenant of the Property in Brownsville, Texas for certain renovation costs. During the year ended December 31, 2002, the Partnership recorded a provision for write-down of assets of approximately $60,200 relating to the vacant Property in North Baltimore, Ohio. The tenant vacated the Property, as described above. The provision represented the difference between the net carrying value of the Property and its estimated fair value.

In connection with the sales of the Properties in Huntsville, Alabama and Greenville, South Carolina, the Partnership recognized a net gain of approximately $456,100 during 2002. Because these Properties were identified for sale as of December 31, 2001, prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified for sale two Properties that were classified as Discontinued Operations in the accompanying financial statements. In addition, in July 2003, the Partnership identified for sale its Property in Wildwood, Florida. As a result, the Partnership reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. The Partnership recognized a net rental loss (Property related expenses and provisions for write-down of assets in excess of rental revenues) of $32,384 and $353,561 during the years ended December 31, 2003 and 2002, respectively. The net rental loss during the year ended December 31, 2002, was a result of the Partnership recording provisions for write-down of assets of approximately $321,600 and $58,500 relating to the vacant Properties in Wildwood, Florida and Grand Prairie, Texas, respectively. The provisions represented the difference between each Property’s net carrying value and its estimated fair value. The Partnership sold its Property in Farragut, Tennessee in December 2002 and recorded a gain on disposal of discontinued operations of approximately $185,600. In February 2003, the Partnership sold the Property located in Grand Prairie, Texas, and recorded a gain on disposal of discontinued operations of approximately $300. In February 2004, the Partnership sold the Property in Wildwood, Florida to a third party, resulting in a gain on disposal of discontinued operations of approximately $12,100.

During the nine months ended September 30, 2004, the Partnership identified for sale its Property in Greenville, Tennessee. The Partnership recognized income from discontinued operations (rental revenues less property related expenses and provision for write-down of assets) of $52,065 during the year ended December 31, 2003, relating to this Property. During the year ended December 31, 2002, the Partnership recognized income from discontinued operations of $137,731 relating to the Property in Greenville, Tennessee and the Properties in Columbus, Ohio and Pontiac, Michigan. The Columbus, Ohio and Pontiac, Michigan Properties were owned by CNL Restaurant Investments II, in which the Partnership owns a 45.2% interest and accounts for under the consolidation method. In June 2002, CNL Restaurant Investments II sold these two Properties resulting in a net gain on disposal of discontinued operations of approximately $258,500. In October 2003, CNL Restaurant Investments II identified for sale its Property in San Antonio, Texas and reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. In 2004, the contract was terminated. The financial results for the Property in San

Antonio, Texas are included as income from continuing operations in the accompanying financial statements. The amount of income and gain attributed to the owners of the 54.8% interest was $187,725 during the year ended December 31, 2002.

During the year ended December 31, 2002, two of the joint ventures and a tenancy in common in which the Partnership is a co-partner, identified and sold three Properties that that were classified as Discontinued Operations in the condensed financial information for the joint ventures presented in the footnotes to the accompanying financial statements. The sales resulted in a net gain on disposal of discontinued operations of approximately $1,071,700 to the joint ventures and tenancy in common. The Partnership recorded its pro-rata share of this gain as equity in earnings of joint ventures. The majority of the net sales proceeds from these sales were reinvested in additional Properties and a portion of the net sales proceeds was returned to the Partnership as a return of capital. The financial results of these Properties were classified as Discontinued Operations in the condensed financial information for the joint ventures presented in the footnotes to the accompanying financial statements. The Partnership’s pro-rata share of these amounts is included in equity in earnings of unconsolidated joint ventures in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $2,281,455 during the year ended December 31, 2002, as compared to $2,205,260 during the same period of 2001. The increase in rental revenues from continuing operations was due to the fact that between December 2001 and September 2002 the Partnership reinvested a portion of the sales proceeds from the 2001 and 2002 sales of several Properties in three additional Properties. The increase in rental revenues from continuing operations during 2002 was partially offset by the 2001 and 2002 sales of several Properties. Rental revenues from continuing operations during 2002 were also lower because the tenant of the Property in North Baltimore, Ohio terminated the lease, as permitted in the lease agreement, when a partial right-of-way taking reduced road access to the restaurant, as described above.

During 2001, the Partnership collected and recognized as income $63,485 in lease termination income, from the tenant of two Properties that were sold during 2000 in consideration for the Partnership releasing the tenant from its obligations under the terms of its lease.

The Partnership also earned $46,341 in contingent rental income during the year ended December 31, 2002, as compared to $55,103 during the same period of 2001. Contingent rental income was higher during 2001, as a result of an increase in reported gross sales of certain restaurant Properties requiring the payment of contingent rental income. The Partnership also earned $68,531 in interest and other income during the year ended December 31, 2002, as compared to $88,782 during the same period of 2001. The decrease in interest and other income during 2002 was primarily a result of lower interest rates during 2002 as compared to 2001.

The Partnership also earned $863,566 in income attributable to net income earned by joint ventures in which the Partnership is a co-venturer during the year ended December 31, 2002, as compared to $540,859 during the same period of 2001. Net income earned by joint ventures was higher during 2002 partially because two of the joint ventures and a tenancy in common in which the Partnership is a co-venturer, sold three Properties, resulting in a net gain of approximately $1,071,700 to the joint ventures and the tenancy in common, as described above. During 2002, the majority of these net sales proceeds were reinvested, either by the joint ventures or Partnership in other Properties, as described above.

Operating expenses including depreciation and amortization expense and provision for write-down of assets, were $823,687 during the year ended December 31, 2002, as compared to $777,786 during the same period of 2001. Operating expenses were higher during 2002 partially because the Partnership recorded a provision for write-down of assets of approximately $60,200 relating to the vacant Property North Baltimore, Ohio, as described above. During the years ended December 31, 2002 and 2001, the Partnership incurred Property expenses such as real estate taxes, insurance and repairs and maintenance relating to the vacant Property in North Baltimore, Ohio. The Partnership will continue to incur these expenses until the Property is re-leased. The increase in operating expenses during 2002 was partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

In connection with the sales of the Properties in Huntsville, Alabama and Greenville, South Carolina, the Partnership recognized a net gain of approximately $456,100 during 2002. Because these Properties were identified for sale as of December 31, 2001, prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to these Properties were included as Income from Continuing Operations in the accompanying financial statements. In connection with the sales of the Properties in Bedford, Indiana and Copley Township, Ohio, the Partnership recognized a net gain of approximately $298,800 during 2001.

During the year ended December 31, 2002, the Partnership identified for sale two Properties that were classified as Discontinued Operations in the accompanying financial statements. In addition, in July 2003, the Partnership identified for sale its Property in Wildwood, Florida. As a result, the Partnership reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. In February 2004, the Partnership sold the Property located in Wildwood, Florida, as described above. The Partnership recognized a net rental loss (Property related expenses and provisions for write-down of assets in excess of rental revenues) of $353,561 and $448,258 during the years ended December 31, 2002 and 2001, respectively. The net rental loss during the year ended December 31, 2002, was a result of the Partnership recording provisions for write-down of assets, as described above. The net rental loss during the year ended December 31, 2001, was a result of the Partnership recording provisions for write-down of assets of approximately $400,800 and $62,100 relating to the vacant Properties in Wildwood, Florida and Grand Prairie, Texas, respectively. The provisions represented the difference between each Property’s net carrying value and its estimated fair value. The Partnership sold its Property in Farragut, Tennessee in December 2002 and recorded a gain on disposal of discontinued operations of approximately $185,600. In February 2003, the Partnership sold the Property located in Grand Prairie, Texas, as described above.

During the nine months ended September 30, 2004, the Partnership identified for sale its Property in Greenville, Tennessee. During the years ended December 31, 2002 and 2001, the Partnership recognized income from discontinued operations (rental revenues less property related expenses and provision for write-down of assets) of $137,731 and $223,417 relating to the Property in Greenville, Tennessee and the Properties in Columbus, Ohio and Pontiac, Michigan. The Columbus, Ohio and Pontiac, Michigan Properties were owned by CNL Restaurant Investments II, in which the Partnership owns a 45.2% interest and accounts for under the consolidation method. In June 2002, CNL Restaurant Investments II sold these two Properties resulting in a net gain on disposal of discontinued operations of approximately $258,500. In October 2003, CNL Restaurant Investments II identified for sale its Property in San Antonio, Texas and reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. In 2004, the contract was terminated. The financial results for the Property in San Antonio, Texas are included as income from continuing operations in the accompanying financial statements. The amount of income and gain attributed to the owners of the 54.8% interest was $187,725 and $ 92,130 during the years ended December 31, 2002 and 2001.

During the year ended December 31, 2002, two of the joint ventures and a tenancy in common in which the Partnership is a co-partner, identified and sold three Properties that that were classified as Discontinued Operations in the condensed financial information for the joint ventures presented in the footnotes to the accompanying financial statements, as described above. The financial results of these Properties were classified as Discontinued Operations in the condensed financial information for the joint ventures presented in the footnotes to the accompanying financial statements. The Partnership’s pro-rata share of these amounts is included in equity in earnings of joint ventures in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, in general, are triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties.

Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, CNL Restaurant Investments II and Katy Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund IX, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund IX, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 5 as to which the date is December 2, 2004

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$16,700,176	$17,119,994
Net investment in direct financing leases	2,360,084	2,444,483
Real estate held for sale	1,238,673	1,547,549
Investment in joint ventures	4,899,183	4,950,616
Mortgage notes receivable	442,550	464,352
Cash and cash equivalents	1,509,370	1,917,240
Receivables	36,055	31,471
Due from related parties	—	6,265
Accrued rental income	464,175	505,561
Other assets	29,784	25,175

	$27,680,050	$29,012,706

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$10,643	$25,412
Real estate taxes payable	8,231	7,978
Distributions payable	787,501	787,501
Due to related parties	12,465	16,546
Rents paid in advance and deposits	79,938	42,223

Total liabilities	898,778	879,660
Commitments (Note 12)
Minority interests	2,498,161	2,562,426
Partners’ capital	24,283,111	25,570,620

	$27,680,050	$29,012,706

See accompanying notes to financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,164,168	$2,027,101	$1,884,617
Earned income from direct financing leases	213,013	254,354	320,643
Contingent rental income	75,149	46,341	55,103
Lease termination income	—	—	63,485
Interest and other income	47,159	68,531	88,782

	2,499,489	2,396,327	2,412,630

Expenses:
General operating and administrative	248,403	258,479	339,473
Property related	119,909	55,576	24,118
State and other taxes	61,577	43,748	35,839
Depreciation and amortization	435,408	405,665	378,356
Provision for write-down of assets	—	60,219	—

	865,297	823,687	777,786

Income before gain on sale of assets and equity in earnings of unconsolidated joint ventures	1,634,192	1,572,640	1,634,844
Gain on sale of assets	—	456,143	298,795
Minority interests	(252,907)	(203,966)	(165,621)
Equity in earnings of unconsolidated joint ventures	461,241	863,566	540,859

Income from continuing operations	1,842,526	2,688,383	2,308,877

Discontinued operations:
Income (loss) from discontinued operations	19,681	(215,830)	(224,841)
Gain on disposal of discontinued operations	288	444,137	—
Minority interest	—	(187,725)	(92,130)

	19,969	40,582	(316,971)

Net income	$1,862,495	$2,728,965	$1,991,906

Income (loss) per limited partner unit
Continuing operations	$0.53	$0.77	$0.66
Discontinued operations	—	0.01	(0.09)

	$0.53	$0.78	$0.57

Weighted average number of limited partner units outstanding	3,500,000	3,500,000	3,500,000

See accompanying notes to financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners				Total
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs
Balance, December 31, 2000	$1,000	$237,417	$35,000,000	$(29,360,599)	$25,461,939	$(4,190,000)	$27,149,757
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,150,004)	—	—	(3,150,004)
Net income	—	—	—	—	1,991,906	—	1,991,906

Balance, December 31, 2001	1,000	237,417	35,000,000	(32,510,603)	27,453,845	(4,190,000)	25,991,659
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,150,004)	—	—	(3,150,004)
Net income	—	—	—	—	2,728,965	—	2,728,965

Balance, December 31, 2002	1,000	237,417	35,000,000	(35,660,607)	30,182,810	(4,190,000)	25,570,620
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,150,004)	—	—	(3,150,004)
Net income	—	—	—	—	1,862,495	—	1,862,495

Balance, December 31, 2003	$1,000	$237,417	$35,000,000	$(38,810,611)	$32,045,305	$(4,190,000)	$24,283,111

See accompanying notes to financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows Provided by Operating Activities:
Net income	$1,862,495	$2,728,965	$1,991,906

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	442,440	455,899	465,513
Amortization of investment in direct financing leases	84,399	80,601	71,154
Amortization	—	—	1,375
Minority interests	252,907	391,691	257,751
Equity in earnings of unconsolidated joint ventures, net of distributions	51,433	(281,881)	40,463
Gain on sale of assets	(288)	(900,280)	(298,795)
Provision for write-down of assets	—	440,287	462,925
Decrease (increase) in receivables	(4,584)	9,315	276,649
Decrease in interest receivable	1,521	139	127
Decrease (increase) in due from related parties	6,265	(1,393)	3,963
Decrease (increase) in accrued rental income	41,386	61,269	(4,216)
Decrease (increase) in other assets	(4,610)	(14,654)	11,721
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	(14,514)	18,408	(25,683)
Increase (decrease) in due to related parties	(4,081)	10,648	(95,239)
Increase (decrease) in rents paid in advance and deposits	37,715	(17,947)	(37,406)

Total adjustments	889,989	252,102	1,130,302

Net cash provided by operating activities	2,752,484	2,981,067	3,122,208

Cash Flows from Investing Activities:
Proceeds from sale of assets	286,544	4,752,990	1,986,253
Additions to real estate properties with operating leases	—	(4,181,397)	(1,357,599)
Collections on mortgage notes receivable	20,281	17,915	21,305
Investment in joint ventures	—	(540,191)	(342,075)
Return of capital from joint venture	—	575,855	—
Liquidating distribution from joint venture	—	554,324	424,600

Net cash provided by investing activities	306,825	1,179,496	732,484

Cash Flows from Financing Activities:
Contribution from holder of minority interest	—	416,697	—
Distributions to limited partners	(3,150,004)	(3,150,004)	(3,150,004)
Distributions to holders of minority interests	(317,175)	(757,795)	(352,109)

Net cash used in financing activities	(3,467,179)	(3,491,102)	(3,502,113)

See accompanying notes to financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Net increase (decrease) in cash and cash equivalents	(407,870)	669,461	352,579
Cash and cash equivalents at beginning of year	1,917,240	1,247,779	895,200

Cash and cash equivalents at end of year	$1,509,370	$1,917,240	$1,247,779

Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$787,501	$787,501	$787,501

See accompanying notes to financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund IX, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records real estate property acquisitions of land and buildings at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs.

During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $311,000, $261,700, and $257,100, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method - Land and building leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while a majority of the land portion of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Substantially all leases are for 14 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to the fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 45.2% interest in CNL Restaurant Investments II and its 60% interest in Katy Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in two joint ventures and properties in Englewood, Colorado; Waldorf, Maryland; Montgomery, Alabama and Buffalo Grove, Illinois for which the properties are held as tenants-in-common with affiliates, are accounted for using the equity method.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value. Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$8,145,961	$8,145,961
Buildings	11,912,826	11,912,826

	20,058,787	20,058,787
Less accumulated depreciation	(3,358,611)	(2,938,793)

	$16,700,176	$17,119,994

During 2002, the Partnership sold its properties in Greenville, South Carolina, and Huntsville, Alabama, each to a third party and received net sales proceeds of approximately $1,928,300, resulting in a gain of approximately $456,100. These properties had been identified for sale as of December 31, 2001. During 2002, the Partnership reinvested these net sales proceeds in a property in Dallas, Texas and a property in Jackson, Michigan, at an approximate total cost of $1,992,200. The Partnership acquired each of these properties from affiliates of the general partners.

During 2002, the tenant of the property in North Baltimore, Ohio terminated its lease, as permitted in the lease agreement, when a partial right-of-way taking reduced road access to the restaurant. As a result, the Partnership reclassified the related asset from net investment in direct financing leases to real estate properties with operating leases and recorded a provision for write-down of assets of approximately $60,200. The provision represented the difference between the net carrying value of the property and its estimated fair value.

In June 2002, the Partnership reinvested the majority of the return of capital received from CNL Restaurant Investments III in a joint venture arrangement, Katy Joint Venture, with CNL Income Fund XVII, Ltd., an affiliate of the general partners. Katy Joint Venture acquired a property in Katy, Texas from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership and CNL Income Fund XVII, Ltd. entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $625,000 for a 60% interest in this joint venture and accounts for this joint venture under the consolidation method.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases – Continued

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,193,316
2005	2,104,600
2006	1,401,346
2007	1,185,878
2008	1,187,423
Thereafter	8,671,901

$16,744,464

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$2,889,380	$3,238,857
Estimated residual values	1,016,893	1,016,893
Less unearned income	(1,546,189)	(1,811,267)

Net investment in direct financing leases	$2,360,084	$2,444,483

The following is a schedule of future minimum lease payments to be received on the direct financing leases at December 31, 2003:

2004	$349,478
2005	349,478
2006	357,921
2007	385,159
2008	385,159
Thereafter	1,062,185

$2,889,380

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures

The Partnership has a 50% and 27.33% interest in the profits and losses of CNL Restaurant Investments III and Ashland Joint Venture, respectively. The Partnership also owns a 67%, a 29%, and a 15% interest in a property in Englewood, Colorado, a property in Montgomery, Alabama, and a property in Waldorf, Maryland, each as tenants-in-common.

In September 2002, the Partnership and CNL Income Fund VIII, Ltd., as tenants-in-common, sold the property in Libertyville, Illinois a third party and received net sales proceeds of approximately $1,630,400 resulting in a gain, to the tenancy in common, of approximately $199,300. The Partnership owned a 34% interest in this property. The Partnership received approximately $554,300 as a liquidating distribution for its pro-rata share of the net sales proceeds. In September 2002, the Partnership reinvested these proceeds in a property in Buffalo Grove, Illinois, as a new tenancy in common with CNL Income Fund VIII, Ltd. The Partnership contributed approximately $540,200 for a 34% interest in this property. The property was acquired from CNL Net Lease Investors, L.P., an affiliate of the general partners. The Partnership and the affiliate entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to their applicable percentage interest.

In May 2002, CNL Restaurant Investments III sold its Burger King property in Greensboro, North Carolina, to the tenant and received net sales proceeds of approximately $1,143,500, resulting in a gain to the joint venture of approximately $371,500. The Partnership received approximately $571,700 as a return of capital from the joint venture.

In June 2002, Ashland Joint Venture sold its Burger King property in Ashland, New Hampshire to the tenant and received net sales proceeds of approximately $1,472,900, resulting in a gain to the joint venture of approximately $500,900. In June 2002, the joint venture reinvested the majority of the net sales proceeds from the sale of this property in a property in San Antonio, Texas. The joint venture acquired the property from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership received approximately $6,000 as a return of capital from the remaining net sales proceeds.

All remaining interests in these joint ventures and the properties held as tenants-in-common are held by affiliates of the Partnership which have the same general partners.

The financial results relating to the properties in Greensboro, North Carolina; Ashland, New Hampshire; and Libertyville, Illinois are reflected as Discontinued Operations in the condensed financial information below.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

CNL Restaurant Investments III owns five properties. Ashland Joint Venture owns one property. The Partnership and affiliates, as tenants-in-common, own four properties. The following presents the combined, condensed financial information for the joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31, 2003	December 31, 2002
Real estate properties with operating leases, net	$9,353,032	$9,540,700
Net investment in direct financing leases	2,757,970	2,810,584
Cash	89,304	12,093
Receivables	518	518
Accrued rental income	359,966	261,781
Other assets	42,889	27,442
Liabilities	59,199	7,008
Partners’ capital	12,544,480	12,646,110

	Year Ended December 31,
	2003	2002	2001
Revenues	$1,425,310	$1,257,982	$1,017,836
Expenses	(236,827)	(217,601)	(166,899)

Income from continuing operations	1,188,483	1,040,381	850,937

Discontinued operations:
Revenues	—	187,861	378,059
Expenses	—	(29,435)	(92,065)
Gain on disposal of discontinued operations	—	1,071,667	—

	—	1,230,093	285,994

Net income	$1,188,483	$2,270,474	$1,136,931

The Partnership recognized income of $461,241, $863,566, and $540,859, during the years ended December 31, 2003, 2002, and 2001, respectively, from these joint ventures and the properties held as tenants-in-common with affiliates.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations

During 2002, the Partnership entered into two separate agreements, each with a third party, to sell its properties in Farragut, Tennessee and Grand Prairie, Texas. In December 2002, the Partnership sold the property in Farragut, Tennessee and received net sales proceeds of approximately $886,300, resulting in a gain on disposal of discontinued operations of approximately $185,600. In February 2003, the Partnership sold the other property and received net sales proceeds of approximately $286,500, resulting in a gain on disposal of discontinued operations of approximately $300. The Partnership had recorded provisions for write-down of assets relating to this property in previous years, including approximately $58,500 and $62,100 during the years ended December 31, 2002 and 2001, respectively. In July 2003, the Partnership identified for sale its vacant property in Wildwood, Florida and reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. The Partnership recorded provisions for write-down of assets in previous years relating to this property, including approximately $321,600 and $400,800 during the years ended December 31, 2002 and 2001, respectively. The tenant vacated this property in 2001 and ceased payment of rents under the terms of the lease agreement. The provisions represented the difference between the net carrying value of the property and its estimated fair value. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

In June 2002, CNL Restaurant Investments II, in which the Partnership owns a 45.2% interest and accounts for under the consolidation method, sold its property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700 resulting in a gain to the joint venture of approximately $448,300. The joint venture used the majority of the net sales proceeds from this sale to acquire a property in Dallas, Texas. The joint venture acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership received approximately $27,600 as a return of capital from the remaining net sales proceeds. In addition, in June 2002, CNL Restaurant Investments II sold its property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss on disposal of discontinued operations of approximately $189,800. The Partnership received approximately $326,200 as a return of capital from the net sales proceeds. In October 2003, CNL Restaurant Investments II identified for sale its property in San Antonio, Texas and reclassified the asset from real estate properties with operating leases to real estate held for sale. The reclassified asset was recorded at the lower of its carrying amount or fair value, less cost to sell. In 2004, the contract was terminated. The financial results for the property in San Antonio, Texas are reflected as Continuing Operations in the accompanying financial statements.

During the nine months ended September 30, 2004, the Partnership entered into an agreement to sell its property in Greenville, Tennessee. The financial results for this property are reflected as Discontinued Operations in the accompanying financial statements.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations – Continued

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$52,065	$249,797	$375,187
Other income	—	20,000	—
Expenses	(32,384)	(105,559)	(137,103)
Provision for write-down of assets	—	(380,068)	(462,925)

Income (loss) from discontinued operations	$19,681	$(215,830)	$(224,841)

6.	Mortgage Notes Receivable

In connection with the sale of its properties in Bluffton and Alliance, Ohio during 2000, the Partnership accepted promissory notes in the principal sum of $300,000 and $200,000, respectively, collateralized by a mortgage on the respective property. The promissory notes bear interest at a rate of nine percent per annum and are being collected in 96 equal monthly installments (which include principal and interest) of $3,043 and $2,029 with balloon payments of $184,652 and $123,102, respectively, due in December 2008.

The mortgage notes receivable consisted of the following at December 31:

	2003	2002
Principal balance	$440,499	$460,780
Accrued interest receivable	2,051	3,572

	$442,550	$464,352

The general partners believe that the estimated fair values of mortgage notes receivable at December 31, 2003, approximate the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

7.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Allocations and Distributions - Continued

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties, not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property, not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95 percent to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partner in succeeding years. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $3,150,004. No distributions have been made to the general partners to date.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$1,862,495	$2,728,965	$1,991,906
Effect of timing differences relating to depreciation	(4,850)	(16,598)	(35,856)
Provision for write-down of assets	—	440,287	462,925
Effect of timing differences relating to allowance for doubtful accounts	—	(15,296)	(67,300)
Direct financing leases recorded as operating leases for tax reporting purposes	84,399	80,601	71,154
Effect of timing differences relating to gains/losses on sales of real estate	(140,127)	314,073	40,172
Effect of timing differences relating to equity in earnings of joint ventures	6,851	(191,787)	(55,340)
Effect of timing differences relating to minority interest	39,921	(644,557)	79,195
Accrued rental income	41,386	72,204	(4,216)
Rents paid in advance	37,715	(17,724)	(38,256)
Other	(214)	50	—

Net income for federal income tax purposes	$1,927,576	$2,750,218	$2,444,384

9.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions - Continued

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures, but not in excess of competitive fees for comparable services. These fees are incurred and are payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners have not received their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold no management fees were incurred during the years ended December 31, 2003, 2002, and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided accounting and administrative services. The Partnership incurred $138,534, $175,724, and $198,105 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

In June 2002, the Partnership, Ashland Joint Venture, CNL Restaurants II Joint Venture, and Katy Joint Venture each acquired a property from CNL Funding 2001-A, LP. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership and the joint ventures. The purchase price paid by the Partnership and the joint ventures represented the costs incurred by CNL Funding 2001-A, LP to acquire the properties.

In September 2002, the Partnership acquired a property in Jackson, Michigan from CNL Net Lease Investors, L.P. (“NLI”). In addition, in September 2002, the Partnership and CNL VIII acquired a property in Buffalo Grove, Illinois from NLI. During 2002, and prior to the Partnership’s acquisition of these properties, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the properties in Jackson, Michigan and Buffalo Grove, Illinois at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the properties. Each CNL entity is an affiliate of the Partnership’s general partners.

The amount due to related parties at December 31, 2003 and 2002, totaled $12,465 and $16,546, respectively.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Concentration of Credit Risk

The following schedule presents total rental revenues and mortgage interest income from individual lessees, each representing more than ten percent of total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from unconsolidated joint ventures and properties held as tenants-in-common with affiliates) for each of the years ended December 31:

	2003	2002	2001
Carrols Corp. and Texas Taco Cabana, LP (under common control of Carrols Corp.)	$848,700	$543,352	$	N/A
Burger King Corp.	654,436	828,006		986,918
Golden Corral Corp.	520,144	534,672		537,236
Flagstar Enterprises, Inc.	N/A	N/A		361,770

In addition, the following schedule presents total rental revenues and mortgage interest income from individual restaurant chains, each representing more than ten percent of total rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from unconsolidated joint ventures and properties held as tenants-in-common with affiliate) for each of the years ended December 31:

	2003	2002	2001
Burger King	$1,239,680	$1,280,667	$1,405,371
Golden Corral Buffet and Grill	520,144	534,672	537,236
Taco Cabana	361,248	N/A	N/A
Hardee’s	N/A	357,105	429,975
Shoney’s	N/A	N/A	391,170

The information denoted by N/A indicates that for each period presented, the lessees and the chains did not represent more than ten percent of the Partnership’s total rental income.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$631,643	$605,317	$607,057	$655,472	$2,499,489
Equity in earnings of unconsolidated joint ventures	105,520	117,565	118,506	119,650	461,241
Income from continuing operations	422,913	474,386	447,920	497,307	1,842,526
Discontinued operations (1):
Revenues	13,174	13,071	12,965	12,855	52,065
Loss from and gain on disposal of discontinued operations	2,082	4,800	7,001	6,086	19,969
Net income	424,995	479,186	454,921	503,393	1,862,495
Income (loss) per limited partner unit:
Continuing operations	$0.12	$0.14	$0.13	$0.14	$0.53
Discontinued operations	—	—	—	—	—

	$0.12	$0.14	$0.13	$0.14	$0.53

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data - Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$555,308	$562,671	$655,791	$622,557	$2,396,327
Equity in earnings of unconsolidated joint ventures	115,043	439,932	188,931	119,660	863,566
Income from continuing operations	424,119	989,425	835,443	439,396	2,688,383
Discontinued operations (1):
Revenues	91,911	79,964	43,669	54,253	269,797
Income (loss) from and gain on disposal of discontinued operations	37,471	(176,178)	39,572	139,717	40,582
Net income	461,590	813,247	875,015	579,113	2,728,965
Income (loss) per limited partner unit:
Continuing operations	$0.12	$0.28	$0.24	$0.13	$0.77
Discontinued operations	0.01	(0.05)	0.01	0.04	0.01

	$0.13	$0.23	$0.25	$0.17	$0.78

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

12.	Commitment

In December 2003, the Partnership entered into an agreement with a third party to sell the property in Wildwood, Florida.

13.	Subsequent Events

In January 2004, the Partnership received a balloon payment of approximately $175,800 relating to the mortgage note receivable from the 2000 sale of the property in Alliance, Ohio. This amount represented, and was applied, to the outstanding principal balance.

In February 2004, the Partnership sold its property in Wildwood, Florida and received net sales proceeds of approximately $526,400, resulting in a gain on disposal of discontinued operations of approximately $12,100. The Partnership had recorded provisions for write-down of assets in previous years relating to this property.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalied Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)				Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total
Properties the Parnership has Invested in Under Operating Leases:
Baker’s Square Restaurant:
Blaine, Minnesota (g)	—	$567,339	$790,259	—	—	$567,339	$790,259		$1,357,598	$54,876		1970	12/01	(b	)
Burger King Restaurants:
Shelby, North Carolina (i)	—	289,663	554,268	—	—	289,663	554,268		843,931	131,504		1985	05/91	(i	)
Maple Heights, Ohio	—	430,563	454,823	—	—	430,563	454,823		885,386	190,688		1980	06/91	(b	)
Suwanee, Georgia	—	437,659	—	—	—	437,659	(f	)	437,659	(d	)	1991	11/91	(d	)
Watertown, New York	—	360,181	529,594	—	—	360,181	529,594		889,775	214,255		1986	11/91	(b	)
Carrboro, North Carolina (h)	—	406,768	523,067	—	—	406,768	523,067		929,835	124,100		1983	12/96	(i	)
Jackson, Michigan (k)	—	419,375	542,055	—	—	419,375	542,056		961,431	32,367		1994	09/02	(b	)
Hasting, Minnesota	—	155,553	657,159	—	—	155,553	657,159		812,712	268,620		1990	09/91	(b	)
New Castle, Indiana	—	264,239	662,265	—	—	264,239	662,265		926,504	270,717		1988	09/91	(b	)
Raceland, Louisianna	—	174,019	986,879	—	—	174,019	986,879		1,160,898	403,400		1988	09/91	(b	)
Capt D’s Restaurant:
Huntsville, Alabama	—	248,976	279,748	—	—	248,977	279,748		528,725	110,287		1989	10/91	(b	)
Denny’s Restaurants:
North Baltimore, Ohio (l)	—	133,187	282,219	—	—	133,187	282,219		415,406	20,773		1986	11/91	(l	)
Golden Corral Buffet and Grill Restaurants:
Brownsville, Texas	—	518,605	988,611	—	—	518,605	988,611		1,507,216	413,229		1990	06/91	(b	)
Tyler, Texas	—	652,103	982,353	—	—	652,103	982,353		1,634,456	410,618		1990	06/91	(b	)
Albany, Georgia	—	564,576	1,076,633	—	—	564,576	1,076,633		1,641,209	172,594		1998	03/99	(b	)
Shoney’s Restaurants:
Windcrest, Texas	—	445,983	670,370	—	—	445,983	670,370		1,116,353	276,840		1991	08/91	(b	)
Grenada, Mississippi	—	335,001	454,723	—	—	335,001	454,723		789,724	185,750		1991	09/91	(b	)
Taco Cabana Restaurant:
Dallas, Texas (j)	—	485,613	545,193	—	—	485,612	545,192		1,030,804	28,767		1997	06/02	(b	)
Katy, Texas (j)	—	623,066	418,676	—	—	623,066	418,676		1,041,742	22,097		1994	06/02	(b	)
Dallas, Texas (j)	—	633,492	513,931	—	—	633,492	513,931		1,147,423	27,129		1992	06/02	(b	)

		$8,145,961	$11,912,826	—	—	$8,145,961	$11,912,826		$20,058,787	$3,358,611

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encum- brances	Initial Cost		Costs Capitalized Subsequent to Acquisition		Net Cost Basis at Which Carried at Close of Period (c)						Accumulated Depreciation		Date of Con- struction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total
Properties the Partnership has Invested in Under Direct Financing Leases:
Burger King Restaurant:
Suwanee, Georgia	—	—	$330,542	—	—	(f	)	(f	)	(f	)	(d	)	1991	11/91	(d	)
Hardee’s Restaurants:
Millbrook, Alabama	—	125,703	541,865	—	—	(f	)	(f	)	(f	)	(e	)	1991	10/91	(e	)
Greenville, Tennessee	—	127,449	402,926	—	—	(f	)	(f	)	(f	)	(e	)	1991	10/91	(e	)
Wooster, Ohio	—	137,427	537,227	—	—	(f	)	(f	)	(f	)	(e	)	1991	10/91	(e	)
Auburn, Alabama	—	85,890	364,269	—	—	(f	)	(f	)	(f	)	(e	)	1991	10/91	(e	)

		$476,469	$2,176,829	—	—	—

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$19,319,420	$3,179,737
Acquisition (g)	1,357,598	—
Dispositions	(1,175,816)	(139,995)
Depreciation expense	—	410,669

Balance, December 31, 2001	19,501,202	3,450,411
Acquisitions (j), (k)	4,181,397	—
Dispositions	(3,906,031)	(914,654)
Reclassified to operating lease	282,219	—
Depreciation expense	—	403,036

Balance, December 31, 2002	20,058,787	2,938,793
Depreciation expense	—	419,818

Balance, December 31, 2003	$20,058,787	$3,358,611

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties and the Partnership’s consolidated joint ventures was $18,379,440 and $5,737,910 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	The lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	During the year ended December 31, 2001, the Partnership purchased a real estate Property from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,357,600.

CNL INCOME FUND IX, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED

DEPRECIATION - CONTINUED

December 31, 2003

(h)	This Property was exchanged for a Burger King Property previously owned and located in Woodmere, Ohio, during 1996.

(i)	Effective August 1, 1998, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value as of August 1, 1998, and is being depreciated over its remaining estimated life of approximately 22 years.

(j)	During the year ended December 31, 2002, the Partnership purchased real estate Properties from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $3,220,000.

(k)	During the year ended December 31, 2002, the Partnership purchased a real estate Property from CNL Net Lease Investors, LP, an affiliate of the General Partners, for an aggregate cost of approximately $961,400.

(l)	Effective August 1, 2002, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value as of August 1, 2002, and is being depreciated over the remaining estimated life of approximately 19 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND IX, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer